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                                                                    Exhibit 21

                             List of Subsidiaries

ETHEX Corporation

Ther-Rx Corporation

Particle Dynamics, Inc.

Drugtech Corporation

FP1096, Inc.

Drugtech SARL (Switzerland)

KV Pharmaceutical Company Limited (UK)